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                                                                    EXHIBIT 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-114148) and related Prospectus of Lions Gate Entertainment Corp. and to the incorporation by reference therein of our report dated June 28, 2004, with respect to the consolidated financial statements of Lions Gate Entertainment Corp., included in the Lions Gate Entertainment Corp. Annual Report on Form 10-K for the year ended March 31, 2004, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP


Los Angeles, California
July 22, 2004